UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2018

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pier 1 Place Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 26, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pier 1 Imports, Inc. (the “Company”) recommended to the Board, and the Board approved, the Company’s long-term incentive program for its executive officers for fiscal 2019.  Named executive officers eligible to receive a long-term incentive award for fiscal 2019 include Alasdair B. James, President and Chief Executive Officer; Nancy A. Walsh, Executive Vice President and Chief Financial Officer; Michael R. Benkel, Executive Vice President, Global Supply Chain; Bhargav J. Shah, Senior Vice President and Chief Information Officer; and Darla D. Ramirez, Principal Accounting Officer and Vice President – Controller of the Company’s operating subsidiaries.

The long-term incentive program provides for targeted value grants of restricted stock awards pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan, as amended (the “Plan”).    The long-term incentive award will consist of 50% time-based and 50% performance-based restricted stock, other than Ms. Ramirez whose award will be 75% time-based and 25% performance-based restricted stock.  The time-based award will vest in substantially equal installments on each of the first three anniversaries of the grant date provided that the participant is employed with the Company or an affiliate of the Company on the vest date.  The performance-based award will be based on the achievement of targeted earnings per share, as adjusted  for specified significant unusual or non-recurring or recurring non-cash items or events as provided in the Plan for a given fiscal year period, with such adjustments to be determined by the Committee (referred to as “EPS as adjusted”). The participant will be eligible to earn a portion of the performance-based award for each fiscal year for which a threshold, target or maximum amount is met or exceeded, in accordance with the following:

EPS As Adjusted Vesting Schedule FY 2019
EPS As Adjusted 3/4/18 – 3/2/19	Vesting Percentage of Target Performance-Based Shares Earned
≥ Target	1/3 X 100% = 33% of total Target Performance-Based Shares

Earnings Per Share As Adjusted Vesting Schedule for each of FY 2020 and FY 2021
EPS As Adjusted 3/3/19 – 2/29/20 3/1/20 – 2/27/21	Vesting Percentage of Target Performance-Based Shares Earned
≥ Threshold but < Target	1/3 X 75% = 25% of total Target Performance-Based Shares
≥ Target but < Maximum	1/3 X 100% = 33% of total Target Performance-Based Shares (34% for FY 2021)
≥ Maximum	1/3 X 250% = 83% of total Target Performance-Based Shares

The participant must be employed by the Company or an affiliate of the Company on the date of filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”) for the Company’s fiscal year ending February 27, 2021, in order for the restrictions on the performance-based award to lapse (in whole or in part, as earned).

The restricted stock awards will include “double-trigger” provisions that will cause their vesting following a change in control of the Company if the awards are not assumed or equitably converted by the successor company, or if assumed or equitably converted and the executive’s employment is terminated without “cause” or he or she resigns for “good reason,” each as defined in the award agreement, within one year of the change in control.

Terry E. London, Chairman of the Board and a named executive officer in the Company’s definitive proxy statement filed on May 16, 2018, received a grant of 36,363 restricted stock units on June 26, 2018 pursuant to the Pier 1 Imports, Inc. Non-Employee Director Compensation Plan, as amended effective June 26, 2018, a copy of which was filed with the SEC as Exhibit 10.8.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2018, and which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: July 2, 2018	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President Compliance and General Counsel, Secretary